UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2015

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of Charles & Colvard, Ltd. (the “Company”) approved the Charles & Colvard, Ltd. 2015 Senior Management Equity Incentive Program (the “2015 Program”) with effect as of January 1, 2015. The 2015 Program supersedes and replaces all prior long-term incentive plans or programs, including the Charles & Colvard, Ltd. Long-Term Incentive Program previously adopted on April 17, 2014. In addition, for fiscal 2015, the Committee determined that Company personnel at the level of Vice-President and above would not be eligible to participate in the Company’s existing cash-based Short-Term Incentive Plan.

The 2015 Program provides a long-term incentive opportunity for Company personnel at the level of Vice-President and above except for the Chief Executive Officer (the “Eligible Employees”) through grants of restricted stock awards with both performance and service measures. Achievement of an Eligible Employee’s performance measures will be measured by the Committee based upon his or her performance from January 1, 2015 to December 31, 2015. An Eligible Employee may achieve from zero to 100 percent of his or her performance measures, and the amount of his or her restricted stock award will be reduced by any performance that is measured below 100 percent, making each Eligible Employee’s restricted stock award fully at risk of forfeiture. The performance measures are determined by the Committee and may be modified by the Committee to reflect certain types of events as permitted by the Company’s 2008 Stock Incentive Plan (the “2008 Plan”). In addition, an Eligible Employee must remain in continuous service until March 17, 2016 for restrictions to fully lapse.

Under the 2015 Program, the Committee has granted the Chief Financial Officer, Chief Operating Officer and each President 75,000 shares of restricted stock and each Vice President 35,000 shares of restricted stock. The 2015 Program also provides the Committee discretion to make additional equity compensation awards above the target award level in recognition of extraordinary performance. All awards granted pursuant to the 2015 Program are issued under and pursuant to the 2008 Plan and subject to the terms of the Company’s standard performance-based restricted stock award agreement.

The foregoing description of the 2015 Program does not purport to be complete and is qualified in its entirety by reference to the 2015 Program, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description of Document

10.1	Charles & Colvard, Ltd. 2015 Senior Management Equity Incentive Program, effective January 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

May 8, 2015	By:	/s/ Kyle Macemore
Kyle Macemore
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document

10.1	Charles & Colvard, Ltd. 2015 Senior Management Equity Incentive Program, effective January 1, 2015